U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2008

HILL INTERNATIONAL, INC.

(Exact name of issuer as specified in its charter)

Delaware	001-33961	20-0953973
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, New Jersey 08053

(Address and Zip Code of Principal Executive Offices)

(856) 810-6200

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2008, we expanded our existing credit facility from up to $35 million to up to $60 million, pursuant to an amended and restated loan and security agreement that we and PCI Group LLC, one of our wholly owned subsidiaries, entered into with Bank of America, NA, as successor in interest by merger to our prior credit facility lender, LaSalle Bank N.A.

That expanded credit facility has been made available to us on a revolving basis, and provides for the same letter of credit sub-facility of $20,000,000 that had been available to us under our prior credit facility. The credit facility is secured by all of our and PCI Group’s assets, including, without limitation, our and PCI Group’s respective accounts receivable, equipment, securities, financial assets and the proceeds of the foregoing, as well as by a pledge of 66.66% of the outstanding capital stock of the following subsidiaries: Hill International S.A., Hill International (UK) Ltd., Hill International (Middle East) Ltd. and James R. Knowles (Holdings) Ltd.

The term of the expanded credit facility has been extended until October 31, 2011. The expanded credit facility provides for LIBOR loans and prime rate loans, payable at margins above either Bank of America’s prime rate or LIBOR based on our ratio of total debt to EBITDA ranging from 125 to 250 basis points above prime or 125 to 250 basis points above LIBOR. At October 31, 2008 the applicable margins were 175 basis points above Bank of America’s prime rate and 175 basis points above LIBOR. The credit facility contains covenants with which we must comply regarding our minimum tangible net worth, total debt to EBITDA ratios, fixed charge coverage ratios and billed accounts receivable to total debt ratios, as well as other covenants and certain restrictions on the incurrence of debt, on the making of investments, on the payment of dividends, on transactions with affiliates and other affirmative and negative covenants and events of default customary for facilities of its type.

As of the date of this Report, there was $9,500,000 in outstanding borrowings under the credit facility, although outstanding letters of credit in the aggregate amount of $9,674,782 had been issued under the credit facility which reduced availability thereunder by the same amount.

On October 31, 2008, we issued a press release disclosing the expansion of our credit facility. Such press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a)	Financial statements of businesses acquired — none

(b)	Pro forma financial information — none

(c)	Exhibits

Number	Description
10.15	Amended and Restated Loan and Security Agreement dated as of October 31, 2008 by and among Hill International, Inc., PCI Group LLC and Bank of America, N.A.

99.1	Press release of Hill International, Inc. disclosing the expansion of its credit facility with Bank of America, N.A.

Signature

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill International, Inc.

Dated:	November 6, 2008	By:	/s/ John Fanelli III
John Fanelli III, Senior Vice President
and Chief (Principal) Financial Officer

Index to Exhibits

Exhibit No.	Description
10.15	Amended and Restated Loan and Security Agreement dated as of October 31, 2008 by and among Hill International, Inc., PCI Group LLC and Bank of America, N.A.

99.1	Press release of Hill International, Inc. disclosing the expansion of its credit facility with Bank of America, N.A.

5